Exhibit 99.1

Provident Community Bancshares, Inc. Announces Transfer to Nasdaq Capital Market

ROCK HILL, S.C.--(BUSINESS WIRE)--December 10, 2009--Provident Community Bancshares, Inc. (Nasdaq: PCBS - News; the “Corporation”) today announced that the listing of its common stock will be transferred from The Nasdaq Global Market to The Nasdaq Capital Market effective at the opening of business on December 9, 2009. The Corporation’s common stock will continue to trade under the symbol “PCBS.” The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as The Nasdaq Global Market. All companies listed on The Nasdaq Capital Market must meet certain financial requirements and comply with Nasdaq's corporate governance requirements.

“The transfer to the Capital Market allows our investors to continue to benefit from our shares being listed on the Nasdaq Stock Market. It also allows us to maintain our visibility with the investment community while we continue to aggressively manage our capital and asset quality concerns and focus our attention on enhancing long-term value for our shareholders,” said Dwight V. Neese, Chief Executive Officer and President of the Corporation.

COMPANY INFORMATION

Provident Community Bancshares is the holding company for Provident Community Bank, N.A., which operates nine community oriented banking centers in the upstate of South Carolina that offer a full array of financial services. The Corporation is headquartered in Rock Hill, South Carolina and its common stock is traded on The Nasdaq Capital Market under the symbol PCBS. Please visit our website at www.providentonline.com or contact Wanda J. Wells, SVP/Shareholder Relations Officer at wwells@providentonline.com or Richard H. Flake, EVP/CFO at rflake@providentonline.com.

FORWARD-LOOKING STATEMENTS

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risk and uncertainties, which may change over time. The Corporation's performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Corporation's actual results, see the Corporation’s Annual Report in Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report. Forward-looking statements speak only as of the date they are made. The Corporation does not assume any duty and does not undertake to update its forward-looking statements.

CONTACT:
Provident Community Bancshares, Inc.
Dwight V. Neese, President and CEO
803-980-1863